UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2014

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.
001-09057		39-1391525

WISCONSIN ENERGY CORPORATION

(A Wisconsin Corporation)

231 West Michigan Street

P.O. Box 1331

Milwaukee, WI 53201

(414) 221-2345

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 22, 2014, Wisconsin Energy Corporation, a Wisconsin corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Integrys Energy Group, Inc., a Wisconsin corporation (the “Company”), pursuant to which, among other things, (i) Parent will form two Wisconsin corporations as wholly owned subsidiaries of Parent (referred to as “Merger Sub” and “Subsequent Merger Sub”) which, after formation, will become parties to the Merger Agreement through execution of a joinder agreement, (ii) Merger Sub will merge with and into the Company (the “Initial Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Initial Surviving Corporation”) and (iii) the Initial Surviving Corporation will merge with and into Subsequent Merger Sub, with Subsequent Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Parent (together with the Initial Merger, the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Initial Merger (the “Effective Time”), each share of common stock of the Company, par value $1.00 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or Parent) will be cancelled and converted into the right to receive (i) $18.58 in cash, without interest and (ii) 1.128 validly issued, fully paid and nonassessable shares of common stock of Parent, par value $0.01 per share (“Parent Common Stock”).

Under the terms of the Merger Agreement, at the Effective Time, each option to purchase shares of Company Common Stock, each restricted stock unit payable in shares of Company Common Stock (whether subject to performance-based or time-based vesting) and each stock unit credited to the account of any participant in the Company’s deferred compensation plan, in each case, that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled at the Effective Time with cash consideration paid therefor in accordance with the terms of the Merger Agreement.

Parent and the Company have made customary representations, warranties and covenants in the Merger Agreement.  Subject to certain exceptions, Parent and the Company have agreed, among other things, to covenants relating to (i) calling and holding a special shareholders’ meeting, in the case of Parent, to approve the issuance of Parent Common Stock in connection with the Merger and, in the case of the Company, to adopt the Merger Agreement, (ii) not soliciting alternate transactions and (iii) the use of reasonable best efforts to obtain governmental and regulatory approvals.

The completion of the Merger is subject to certain conditions, including, among others, (i) adoption of the Merger Agreement by the Company’s shareholders, (ii) approval of the issuance of Parent Common Stock by Parent’s shareholders in connection with the Merger, (iii) the effectiveness of the registration statement on Form S-4 to be filed by Parent for purposes of registering the shares of Parent Common Stock issuable in connection with the Merger and (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of approvals from certain governmental entities, such as the Federal Energy Regulatory Commission, the Federal Communications Commission and certain state utilities commissions. The Merger Agreement also permits each of Parent and the Company to terminate the Merger Agreement under certain specified circumstances, including those relating to superior transaction proposals made to either party.  Upon termination of the Merger

Agreement under certain specified circumstances, Parent may be required to pay the Company a termination fee of $175 million, and under other certain specified circumstances, the Company may be required to pay Parent a termination fee of $175 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Parent, the Company or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other party to the Merger Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Parent or the Company. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent or the Company.

Item 8.01. Other Events.

On June 23, 2014, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

2.1                               Agreement and Plan of Merger, dated as of June 22, 2014, by and between Wisconsin Energy Corporation and Integrys Energy Group, Inc.*

99.1                        Joint Press Release of Wisconsin Energy Corporation and Integrys Energy Group, Inc., issued June 23, 2014.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent will furnish the omitted schedules to the Securities and Exchange Commission (the “SEC”) upon request by the SEC.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of Wisconsin Energy and Integrys and the combined businesses of Integrys and Wisconsin Energy and certain plans and objectives of Wisconsin Energy and Integrys with respect thereto, including the expected benefits of the proposed merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”,

“continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed merger; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses of Wisconsin Energy and Integrys will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms; and the risk that Integrys may not complete the sale of Integrys Energy Services. These forward-looking statements are based on numerous assumptions and assessments made by Wisconsin Energy and/or Integrys in light of their experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that each party believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this communication.  Neither Wisconsin Energy nor Integrys assumes any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties at Wisconsin Energy can be found in Wisconsin Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K.  A further list and description of risks and uncertainties at Integrys can be found in Integrys’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K.

Additional Information and Where to Find It

The proposed merger involving Wisconsin Energy and Integrys will be submitted to the respective shareholders of Wisconsin Energy and Integrys for their consideration. In connection with the proposed merger, Wisconsin Energy will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the shareholders of Wisconsin Energy and Integrys to be filed with the Securities and Exchange Commission (the “SEC”), and each of Wisconsin Energy and Integrys will mail the joint proxy statement/prospectus to their respective shareholders and file other documents regarding the proposed merger with the SEC. Wisconsin Energy and Integrys urge investors and shareholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information.  Investors and security holders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov, from Wisconsin Energy at Wisconsin Energy Corporation, Corporate Secretary, 231 W. Michigan St., P.O. Box 1331, Milwaukee, WI 53201, or from Integrys at Integrys Energy Group, Inc., Investor Relations, 200 East Randolph Street, 23rd Floor, Chicago, IL 60601.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder.  Wisconsin Energy, Integrys and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective shareholders of Wisconsin Energy and Integrys in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Wisconsin Energy and Integrys in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Wisconsin Energy’s executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2014. You can find more information about Integrys’s executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 27, 2014. You can obtain free copies of these documents from Wisconsin Energy and Integrys using the contact information above.

Non-solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

	By:	/s/ J. Patrick Keyes
J. Patrick Keyes — Executive Vice President and Chief Financial Officer

Dated: June 23, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 22, 2014, by and between Wisconsin Energy Corporation and Integrys Energy Group, Inc.

99.1	Joint Press Release of Wisconsin Energy Corporation and Integrys Energy Group, Inc., issued June 23, 2014.